EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1993 Stock Option/Stock Issuance Plan of Ultratech, Inc. of our report dated January 16, 2004 with respect to the consolidated financial statements and financial statement schedule of Ultratech, Inc. included  in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Palo Alto, California
January 31, 2005